Exhibit 3.1.20

CERTIFICATE OF INCORPORATION

OF

ENERGY WEAR INC.

Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.                                       The name of the corporation is:

ENERGY WEAR INC.

2.                                       The purpose or purposes for which the corporation is formed are as follows; to wit:

To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law.  The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

To own, operate, manage, acquire and deal in property, real and personal, which may be necessary to the conduct of the business.

The corporation shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute in the State of New York.

3.                                       A director of the corporation shall not be held liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for

(i)                                     liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director’s acts violated BCL Section 719, or

(ii)                                  liability for any act or omission prior to the adoption of this provision.

4.                                       The county in which the office of the corporation is to be located in the State of New York is: New York

5.                                       The aggregate number of shares which the corporation shall have authority to issue is: 200 shares, no par value.

6.                                       The Secretary of State is designated as agent of the corporation upon whom process against it may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

Breger & Gorin

595 Madison Avenue

Suite 1010

New York, New York 10022

The undersigned incorporator is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed September 20, 1993 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Deneane M. Rogers
Deneane M. Rogers
33 Rensselaer Street
Albany, New York 12202